                                                                   EXHIBIT 99.4

                                  TENDER FOR

           ZERO COUPON CONVERTIBLE SUBORDINATED DEBENTURES DUE 2013

                                      OF

                            SILICON GRAPHICS, INC.

                              IN EXCHANGE FOR ITS

                       % SENIOR CONVERTIBLE NOTES DUE 2004


To Our Clients:

  Enclosed for your consideration is a Prospectus, dated      , 1997 (the
"Prospectus"), of Silicon Graphics, Inc., a Delaware corporation (the "Company"), and a related Letter of Transmittal (which, together with the Prospectus, constitutes the "Exchange Offer") relating to the offer by the
Company to exchange its   % Senior Convertible Notes due 2004 (the "Senior
Notes") for up to all of its outstanding Zero Coupon Convertible Subordinated Debentures due 2013 (the "Zero Coupon Debentures"), upon the terms and subject to the conditions set forth in the Prospectus. This material is being forwarded to you as the beneficial owner of the Zero Coupon Debentures held by us in your account but not registered in your name.

  The Exchange Offer will be effected on the basis of that principal amount of Senior Notes equal to the accreted value of each $1,000 principal amount at maturity the Zero Coupon Debenture as of the Expiration Date for each such Zero Coupon Debenture validly tendered and accepted for exchange in the Exchange Offer. Senior Notes will not be issued in denominations of less than $1,000, and the Company will pay cash in lieu of issuing a fractional Senior Note to holders of validly tendered Zero Coupon Debentures.

  PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
CITY TIME, ON      , 1997, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION
DATE").

  The Exchange Offer is conditioned on the receipt for exchange of at least $200,000,000 aggregate principal amount at maturity of Zero Coupon Debentures and certain other conditions described in the Prospectus, which conditions may be waived by the Company.

  We are the holder of record of Zero Coupon Debentures held by us for your account. A tender of such Zero Coupon Debentures can be made only by us as the record holder and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER THE ZERO COUPON DEBENTURES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to tender any or all of the Zero Coupon Debentures held by us for your account pursuant to the terms and conditions of the Exchange Offer. Please so instruct us by completing, executing, detaching, and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Zero Coupon Debentures, please forward to us your instructions in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Unless otherwise indicated on the instruction form, you will be deemed to have tendered the entire aggregate principal amount at maturity of Zero Coupon Debentures held by us for your account.

                                          Very truly yours,
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                       INSTRUCTIONS WITH RESPECT TO THE

                                  TENDER FOR

           ZERO COUPON CONVERTIBLE SUBORDINATED DEBENTURES DUE 2013

                                      OF

                            SILICON GRAPHICS, INC.

                              IN EXCHANGE FOR ITS

                       % SENIOR CONVERTIBLE NOTES DUE 2004


  The undersigned acknowledges receipt of your letter enclosing the
Prospectus, dated      , 1997, of Silicon Graphics, inc. (the "Company") and
the related Letter of Transmittal relating to the Exchange Offer. This will instruct you to tender the principal amount at maturity of Zero Coupon Debentures indicated below held by you for the account of the undersigned, pursuant to the terms and subject to the conditions of the Exchange Offer, and confirm that you may make the representations contained in the Letter of Transmittal on behalf of the undersigned.

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             DESCRIPTION OF ZERO COUPON DEBENTURES TO BE TENDERED
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    Aggregate Principal Amount at
  Maturity of Zero Coupon Debentures        Aggregate Principal Amount at
  Held by You for the Account of the      Maturity of Zero Coupon Debentures
             Undersigned                               Tendered
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  Unless otherwise indicated, the undersigned will be deemed to have tendered the entire aggregate principal amount at maturity of Zero Coupon Debentures held for the account of the undersigned.

Signature(s): ____________________________
              ____________________________

Please print name(s): ____________________
                      ____________________

Date: _________, 1997